REGI U.S., INC.

#240 – 11780 Hammersmith Way
Richmond, BC V7A 5E9

Phone: 604-278-5996 Fax: 604-278-3409

www.regiinc.com

NEWS RELEASE

REGI U.S., Inc. (“REGI” or “RGUS” or “the Company”)

REGI U.S., INC. ANNOUNCES CHANGE OF CHIEF FINANCIAL OFFICER

For Immediate Release: November 11, 2014. Vancouver, BC – REGI U.S., Inc. (OTC BB: RGUS, Frankfurt Stock Exchange: RGJ) wishes to announce REGI U.S., Inc. has appointed Ms. Susanne Robertson as Chief Financial Officer, in place of James Vandeberg. Ms. Robertson is currently a director of Reg Technologies Inc. and Teryl Resources Corp. Previously, Ms. Robertson worked as a banker for The Royal Bank of Canada. REGI U.S. Inc. wishes to thank James Vandeberg for his previous contributions to the Company.

ABOUT REG TECHNOLOGIES INC. AND REGI U.S., INC.

Reg Technologies Inc. and REGI U.S., Inc. are developing for commercialization an improved axial vane type rotary engine known as the Rand Cam™/RadMax™ rotary technology used in the revolutionary design of lightweight and high efficiency engines, compressors and pumps. The RadMax™ engine has only two unique moving parts, the vanes (up to 12) and the rotor, compared to the 40 moving parts in a simple four-cylinder piston engine. This innovative design makes it possible to produce up to 24 continuous power impulses per one rotation that is vibration-free and extremely quiet. The RadMax™ engine also has multitude capabilities allowing it to operate on fuels including gasoline, natural gas, hydrogen, propane and diesel. For more information, please visit www.regtech.com or www.regiinc.com.

ON BEHALF OF THE BOARD OF DIRECTORS

REGI U.S., Inc.

/s/ “John Robertson”
John Robertson
President

Contacts:	REGI U.S., Inc. and John Robertson, 1-604-278-5996

READER ADVISORY

Statements in this press release regarding the business of Reg Technologies Inc. and REGI U.S, Inc. (together the “Companies”) which are not historical facts are “forward-looking statements” that involve risks and uncertainties, including management’s expectation on closing the second tranche of the private placement, certain of which are beyond the Companies’ control. There can be no assurance that such statements will prove accurate, and actual results and developments are likely to differ, in some case materially, from those expressed or implied by the forward-looking statements contained in this press release. Readers of this press release are cautioned not to place undue reliance on any such forward-looking statements. Forward-looking statements contained in this press release are based on a number of assumptions that may prove to be incorrect, including, but not limited to: the impact of competitive products and pricing, the Companies’ dependence on third parties and licensing/service supply agreements, and the ability of competitors to license the same technologies as the Companies or develop or license other functionally equivalent technologies; financing requirements; changes in laws, rules and regulations applicable to the Companies and changes in how they are interpreted and enforced, delays resulting from or inability to obtain required regulatory approvals and ability to access sufficient capital from internal and external sources, the impact of general economic conditions in Canada, and the United States, industry conditions, increased competition, the lack of availability of qualified personnel or management, fluctuations in foreign exchange, stock market volatility and market valuations of companies with respect to announced transactions. The Companies’ actual results, performance or achievements could differ materially from those expressed in, or implied by, these forward-looking statements, including those described in Reg Technologies’ financial statements, management discussion and analysis and material change reports filed with the Canadian Securities Administrators and available at www.sedar.com, and its Form 20-F filed with the United States Securities and Exchange Commission at www.sec.gov, and REGI’s Form 10-KSBannual report filed with the United States Securities and Exchange Commission at www.sec.gov. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, including the amount of proceeds, that the Companies will derive therefrom. Readers are cautioned that the foregoing list of factors is not exhaustive. All subsequent forward-looking statements, whether written or oral, attributable to the Companies or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Furthermore, the forward-looking statements contained in this news release are made as at the date of this news release and the Companies do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.